EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT entered into as of the 6th day of June 2005, by and between MediaBay, Inc., a Florida corporation, with offices at 2 Ridgedale Avenue, Suite 300, Cedar Knolls, New Jersey 07927 (the "Company"), and Joseph R. Rosetti, residing at c/o Safer Rosetti, 437 Madison Avenue, 20th Floor, New York, New York 10022 (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company is engaged in the spoken audio business including audiobooks, old-time radio shows and downloadable spoken audio products; and

         WHEREAS, the Company desires to employ the Executive and the Executive is willing to commit himself to serve and to establish a minimum period during which he will serve the Company on the terms and conditions herein provided.

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained and intending to be legally bound hereby, the parties agree as follows:

         (1) Recitals. The Whereas clauses recited above are hereby incorporated by reference as though they were fully set forth herein.

         (2) Employment. The Company shall employ the Executive and the Executive shall serve the Company, on the terms and conditions set forth herein.

         (3) Term. The employment of the Executive by the Company as provided in paragraph 2 shall commence on June 6, 2005 and end on the first (1st) anniversary of such commencement (the "Initial Term"), and shall be automatically extended for successive one year terms (each such extension is an "Extended Term" and, together with the Initial Term, the "Term"),unless the Executive notifies the Company in writing of his intention not to renew the Term and subject, however, to the other termination provisions contained herein.

         (4) Position and Duties. The Executive shall be employed by the Company as Chairman. His power and authority shall be and remain subject to the direction and control of the Board of Directors. The Executive shall perform the duties and responsibilities and have the powers of Chairman, as set forth in the Company's By-laws. During the Term, the Executive shall devote a substantial portion of his time to matters relating to the operation of Company's and its subsidiaries' business and affairs.

         (5) Compensation and Related Matters.

                  (a) Base Compensation. During the term of this Agreement, the Company shall pay to the Executive, as compensation for his services, an annual

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fee of $120,000 ("Base Compensation") payable in bi-monthly installments.

                  (b) Bonuses, Options and Awards. The Executive shall be entitled to receive such bonuses, stock option grants and other stock-based awards as recommended by the Compensation Committee of the Board of Directors and offered by the Board of Directors.

                  (c) Expenses. The Executive shall receive prompt reimbursement for all reasonable travel and business expenses in connection with services performed hereunder in accordance with normal Company policy, as the same may be determined from time to time.

         (6) Termination by the Company. The Executive's employment hereunder may be terminated by the Company without any breach of this Agreement only under the circumstances described below.

                  (a) Death. In the event of the Executive's death during the term of this Agreement, all obligations of the parties hereunder shall terminate immediately, and the Company shall pay to the Executive's legal representatives the Base Compensation (and any earned bonuses) due the Executive through the day on which Executive's death shall have occurred.

                  (b) Disability. Subject to applicable state and federal law, the Company shall at all times have the right, upon written notice to the Executive, to terminate this Agreement based on the Executive's Disability (as defined below). Upon any termination pursuant to this Section, the Company shall pay to the Executive any unpaid Base Compensation through the effective date of termination specified in such notice. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions hereof). Termination by the Company of the Executive's employment based on "Disability" shall mean termination because the Executive is unable to perform the essential functions of Executive's position with or without accommodation due to a disability (as such term is defined in the Americans with Disabilities Act) for six (6) consecutive months. This definition shall be interpreted and applied consistent with the Americans with Disabilities Act, the Family and Medical Leave Act and other applicable law.

                  (c) Cause. The Company may terminate the Executive's employment under this Agreement at any time for cause. For purposes of this Agreement, the term "cause" shall include one or more of the following: (i) willful misconduct, (ii) continued failure by the Executive to perform his duties as Chairman, (iii) conviction of a crime or alcohol or drug abuse, or
(iv) the Executive's breach of this Agreement. The termination shall be evidenced by written notice thereof to the Executive. Upon termination by the Company for Cause, the Company shall pay the Executive the pro rata portion of the Base Compensation through the date of termination and any reimbursable expenses owed to him.

                  (d) Without Cause. In addition to any other rights the Company has to terminate the Executive's employment under this Agreement, the Company


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may, at any time, by a vote of not less than a majority of the directors then in office (excluding the vote of the Executive if he is also a director), terminate the Executive without cause upon thirty (30) days' prior written notice to the Executive setting forth the reasons, if any, for the termination. For purposes of this Agreement, the term "without cause" shall mean termination by the Company on any grounds other than those set forth in paragraphs 6(a), (b) or (c) hereof.

                  (e) Payment Upon Termination Without Cause. If the Executive is terminated "without cause" during the Term, he shall receive a severance payment equal to the Base Compensation payable in bi-monthly installments. If the Term is not extended after the Initial Term or any Extended Term as a result of the Executive delivering written notice in accordance with Section 3 above, and/or any reason other than termination by the Executive pursuant to Section 7 below, the Executive shall receive a severance payment equal to 50% of the Base Compensation, payable in bi-monthly installments.

         (7) Executive Termination. The Executive may terminate his employment hereunder for any reason upon thirty (30) days prior written notice to the Company. Upon termination by the Executive, the Company shall pay to the Executive the pro rata portion of the Base Compensation through the date of termination.

         (8) Non-Competition and Confidentiality Covenant.

                  (a) During the term of this Agreement and for a period of one
(1) year immediately following the termination of his employment, whether said termination is occasioned by the Company, the Executive or a mutual agreement of the parties, the Executive shall not, for himself or on behalf of any other person, persons, firm, partnership, corporation or company, engage or participate in any activities which are in direct or indirect conflict with the interests of the Company or solicit or attempt to solicit the business or patronage of any person, firm, corporation, company or partnership, which had previously been a customer of the Company, for the purpose of selling products and services similar to those provided by the Company.

                  (b) The Executive acknowledges and agrees that: all mailing lists; customer, member and prospect names; license or arrangement; front-end and back-end marketing performance; financial statements; operating system, database and other computer software, specific to the Company; and all information which is known by the Executive to be subject to a confidentiality agreement or obligation of confidentiality, even without a confidentiality agreement between the Company and another person or party, shall be maintained by the Executive in a confidential manner and the Executive agrees that the Executive will not use such information to the detriment of the Company or disclose such information to any third party, except as may be necessary in the course of performing the Executive's job responsibilities. The Executive further agrees that these obligations of confidentiality with respect to such information shall continue after the Executive ceases to be employed by the Company. Disclosure of the aforementioned information shall not be prohibited if such disclosure is directly pursuant to a valid and existing order of a court or


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other governmental body or agency within the United States; provided, however, that (i) the Executive shall first have given prompt notice to the Company of any such possible or prospective order (or proceeding pursuant to which any such order may result), (ii) the Company shall have been afforded a reasonable opportunity to review such disclosure and to prevent or limit any such disclosure, and (iii) the Executive shall, if requested by the Company and at the Company's cost and expense, use his best efforts to prevent or limit any such disclosure by means of a protective order or a request for confidential treatment.

                  (c) During the Term and thereafter, the Executive shall not directly or indirectly disparage the commercial, business or financial representation of the Company or any of its officers, directors, employees or affiliates.

                     (i) The parties hereto hereby acknowledge and agree that
(A) the Company would be irreparably injured in the event of a breach by the Executive of any of his obligations under this Section 8, (B) monetary damages would not be an adequate remedy for any such breach, and (C) the Company shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach.

                     (ii) Each of the rights and remedies enumerated in Section 8 shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

                     (iii) If any provision contained in this Section 8 is found to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, scope or other provision and in its reduced form any such restriction shall thereafter be enforceable as contemplated hereby.

                     (iv) It is the intent of the parties hereto that the covenants contained in this Section 8 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought (the Executive hereby acknowledging that said restrictions are reasonably necessary for the protection of the Company). Accordingly, it is hereby agreed that if any of the provisions of this Section 8 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of said provision in any other jurisdiction.

                     (v) The Executive's obligations under this Section 8 shall survive the termination of this Agreement for any reason whatsoever.

         (9) Indemnification. The Company shall indemnify and hold harmless the Executive to the fullest extent permitted by the Florida Business Corporation


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Act, the federal securities laws, the Sarbanes-Oxley Act of 2002 and the
Company's Articles of Incorporation and By-laws, each as amended from time to time, for all amounts (including without limitation, judgments, fines, settlement payments, expenses and attorney's fees) incurred or paid by the Executive in connection with any action, suit, investigation or proceeding arising out of or relating to the performance by the Executive of services for, or the acting by the Executive as a director, officer or employee of the Company, or any other person or enterprise at the Company's request. If any claim is asserted or other matter arises with respect to which the Executive believes in good faith the Executive is entitled to indemnification as contemplated hereby, the Company shall have the right to assume the defense or investigation of such Claim or matter. The Executive shall reimburse the Company for any amounts advanced to the Executive, plus simple interest thereon at the then current Prime Rate as in effect from time to time, compounded annually, if the Executive shall be found, as finally judicially determined by a court of competent jurisdiction, not to have been entitled to indemnification hereunder. To the fullest extent permitted by the Florida Business Corporation Act, the federal securities laws, the Sarbanes-Oxley Act of 2002 and the Company's Articles of Incorporation and By-laws, each as amended from time to time, the Company shall advance and pay the expenses (including attorneys' fees and disbursements) incurred by the Executive in defending any proceeding in advance of its final disposition. If a claim by the Executive for indemnification or payment of expenses under this Section 9 is not paid in full after a written claim therefor has been received by the Company, the Executive may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys' fees; in any such action, the Company shall have the burden of proving that the Executive is not entitled to the requested indemnification or payment of expenses under applicable law. This Section 9 shall survive the termination of this Agreement.

         (10) Binding Agreement. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. In addition, this Agreement and the obligations and rights of the Company hereunder shall be binding on any person, firm or corporation, which is a successor-in-interest to the Company.

         (11) Notice. For the purpose of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, or by private overnight courier or mail service, postage prepaid or (unless otherwise specified) mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive: To the address at the head of this Agreement

         If to the Company:         MediaBay, Inc.
                                    2 Ridgedale Avenue - Suite 300
                                    Cedar Knolls, New Jersey 07927
                                    Attention:  Chief Executive Officer

Or to such other address as the parties may furnish to each other in writing. Copies of all notices, demands and communications shall be sent to the home


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addresses of all members of the Board of Directors of the Company.

         (12) Miscellaneous.

                  (a) No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto, provided, however, that this Agreement may be modified, waived or discharged by mutual agreement in writing.

                  (b) No delay, waiver, omission or forbearance (whether by conduct or otherwise) by any party hereto at any time to exercise any right, option, duty or power arising out of breach or default by the other party of any of the terms, conditions or provisions of this Agreement to be performed by such other party shall constitute a waiver by such party or a waiver of such party's rights to enforce any right, option or power as against the other party or as to subsequent breach or default by such other party, and no explicit waiver shall constitute a waiver of similar or dissimilar terms, provisions or conditions at the same time or at any prior or subsequent time.

         (13) Governing Law. This Agreement shall be construed in accordance with the laws of the State of New Jersey (except that Section 9 shall be governed by and construed in accordance with the Florida Corporation Business
Act) and any action brought by either party shall be commenced in the state or federal courts of the State of New Jersey. The Executive and the Company hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state or federal courts of the State of New Jersey for any and all actions, suits or proceedings arising out of or resulting from or relating to this Agreement and the transactions contemplated hereby and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any such action, suit or proceeding arising out of, resulting from or relating to this Agreement or the transactions contemplated hereby in such courts and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         (14) Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         (15) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Facsimile signatures shall be effective and binding as original signatures.

         (16) Entire Agreement. This Agreement contains the entire understanding of the Company and the Executive with respect to his employment by the Company. This Agreement supersedes all prior agreements and understandings whether written or oral between the Executive and the Company, including the employment


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agreement dated as of August 12, 2004 by and between the Company and the
Executive, other than any option agreements between the Company and the Executive relating to the grant of stock options by the Company to the Executive and there are no restrictions, agreements, promises, warranties or covenants other than those stated in this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date shown below effective as of the date first written above.


                                          "COMPANY"

Date Signed:  June 6, 2005                MEDIABAY, INC., a Florida corporation


                                          By: /s/ Jeffrey A. Dittus
                                              ----------------------------------
                                              Name:  Jeffrey A. Dittus
                                              Title: Chief Executive Officer

                                          "EXECUTIVE"

Date Signed:  June 6, 2005                /s/ Joseph Rosetti
                                          --------------------------------------
                                          Joseph R. Rosetti


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